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                                                                 Exhibit 10.11

                          SCHEDULE OF LEASE AMENDMENTS
Commercial Lease ("Lease") between Boston Private Financial Holdings, Inc.
  and Leggat McCall Properties Management, Inc. (dated October 31, 1994)


1. Second Amendment to the Lease dated as of October 7, 1996 adding 7,308 rentable square feet on the lower level of the building known and numbered as Ten Post Office Square, Boston, Massachusetts.

2. Third Amendment to the Lease dated as of July 1999 adding approximately 19,020 square feet of space on the second floor and approximately 42 square feet of space located on the ground floor of the building known and numbered as Ten Post Office Square, Boston, Massachusetts.

3. Fourth Amendment to the Lease dated as of September 29, 2000 adding approximately 3,434 square feet of rentable space on the sixth floor of the building known and numbered as Ten Post Office Square, Boston, Massachusetts.

4. Fifth Amendment to the Lease dated as of January 4, 2002 adding approximately 3,434 square feet of rentable space on the thirteenth floor of the building known and numbered as Ten Post Office Square, Boston, Massachusetts.